Exhibit 1

                                    AGREEMENT

        The undersigned, David B. Strassner and Cathy C. Strassner, hereby agree that the Schedule 13D dated November 18, 1996 to which this Agreement is filed as an exhibit is filed on behalf of each of them.

                                                       /S/ DAVID B. STRASSNER
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                                                          David B. Strassner

                                                       /S/ CATHY C. STRASSNER
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                                                          Cathy C. Strassner